Exhibit 99.14

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Other Service Providers”, “Financial Statements and Experts”, “Financial Highlights”, and “Form of Agreement and Plan of Reorganization 4. Representations and Warranties” in the Prospectus/Information Statement included in this Registration Statement (Form N-14) of Touchstone ETF Trust.

We consent to the incorporation by reference of our consent dated October 27, 2025 with references to our firm under the captions “Financial Highlights” in the Prospectus and the reference to our firm in the Statement of Additional Information, including references under the captions “Independent Registered Public Accounting Firm” and “Financial Statements”, each dated October 28, 2025, and each included in this Post-Effective Amendment No. 243 to the Registration Statement (Form N-1A, File No. 002-80859) of Touchstone Strategic Trust (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated August 15, 2025, with respect to the financial statements and financial highlights of Touchstone Large Company Growth Fund (one of the funds constituting Touchstone Strategic Trust) included in the Annual Report to Shareholders (Form N-CSR, File No. 811-03651) for the year June 30, 2025, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Cincinnati, Ohio

January 29, 2026